Exhibit 99.1

CONTACTS:

Metro One Telecommunications, Inc.

Duane Fromhart, Chief Financial Officer
(503) 643-9500

Financial Dynamics
Jordan Goldstein
(Investors & financial media)
(415) 439-4504

METRO ONE TO TRADE ON NASDAQ CAPITAL MARKET

PORTLAND, Oregon – February 21, 2006 – Metro One Telecommunications, Inc. (Nasdaq: INFO), a developer and provider of Enhanced Directory Assistance® and other enhanced telecom services, today announced that it received notification from the NASDAQ Listing Qualifications Panel that its common stock will begin trading on the NASDAQ Capital Market effective at the opening of business on Wednesday, February 22, 2006.  The Company believes it meets all the criteria for listing on the NASDAQ Capital Market; however, its listing on the NASDAQ Capital Market is contingent upon the successful completion of an application and review process, in which Metro One must evidence compliance with all the requirements for continued listing on the NASDAQ Capital Market except the $1.00 minimum closing bid price requirements.

About Metro One Telecommunications:

Metro One Telecommunications, Inc. is a developer and provider of Enhanced Directory Assistance and other enhanced telecom services.  The Company operates a network of call centers located strategically throughout the U.S.  Metro One handled approximately 306 million requests for information in 2004.  For more information, visit the Metro One Telecommunications website at www.metro1.com.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, factors detailed in the Company’s Securities and Exchange Commission filings.  The forward-looking statements should be considered in light of these risks and uncertainties.